Exhibit 99.1

Press Contact:

Liz DeCastro
Iridium Satellite LLC
+ 1 (301) 571-6257
liz.decastro@iridium.com

IRIDIUM REPORTS FIRST QUARTER 2009 RESULTS

-Total Subscribers Up 31.2% from Prior Year Quarter to 328,000
-Total Revenue Up 2.0% from Prior Year Quarter:
Commercial Service Revenues Up 26.9%; Equipment Sales Declined 34.3%
-Operational EBITDA Up 4.9% from Prior Year Quarter
-Net Income Declined 41.9% from Prior Year Quarter, Primarily on Iridium NEXT Costs
-Full Year 2009 Guidance on Subscribers, Revenue and Operational EBITDA Reaffirmed
-Steps Implemented to Advance the Pending GHL Acquisition Transaction

BETHESDA, Md. – June 2, 2009 – Iridium Satellite LLC, the only provider of truly global mobile satellite communications services, today reported consolidated financial results for the three months ended March 31, 2009.

Operating Highlights

Subscribers in the first quarter 2009 were up 31.2% to 328,000 from 250,000 in the first quarter of 2008. While subscriber equipment revenue declined 34.3% to $20.5 million in the first quarter of 2009 compared to $31.2 million in the first quarter of 2008, commercial service revenue increased 26.9% in the first quarter of 2009 to $36.8 million, compared to $29.0 million in the first quarter of 2008, such that overall revenue increased 2.0% to $75.8 million in the first quarter of 2009 from $74.3 million for the first quarter of 2008. Operational EBITDA1 increased 4.9% to $27.6 million in the first quarter of 2009 from $26.3 million in the first quarter of 2008. Net income declined 41.9% to $9.7 million in the first quarter of 2009 from $16.7 million in the first quarter of 2008, primarily due to increased expenses related to Iridium NEXT, the company’s next-generation satellite program.

“Iridium continued to grow, although the pace slowed given the current economic climate,” said Matt Desch, chief executive officer, Iridium. “Our growth in the quarter was driven by high-margin commercial service revenues, which are stable and recurring. At the same

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time, our subscriber equipment sales slowed, although equipment sales remained profitable for the company.

“Iridium remains unique for our truly global coverage, with a diversity of applications that are prized by our customers and delivered by a vast ecosystem of service providers. Iridium provides critical services in the maritime, government, aviation and industrial sectors that operate in remote locations, in the air and at sea, where there is often no communication alternative. Communicating to and from remote locations is not a luxury for our customers, and this is evident in Iridium’s continued service revenue and subscriber growth,” said Desch.

On the decline in equipment sales, year-over-year comparisons of revenue are affected by $2 million of equipment amortization relating to sales of equipment in prior years that are included in the first quarter of 2008. Without the impact of the amortization, overall revenue would have increased 4.8% versus 2.0% and equipment revenue would have declined by 29.8% versus 34.3%.

Desch commented, “In addition to the impact of phasing out equipment amortization, we believe the general economic climate is affecting equipment sales, as is the transition of newly introduced products into the distribution channel as our partners move existing inventory to make way for new product.

 “Iridium continued its growth and remained profitable during a tough first quarter in the global economy,” Desch concluded. “And we expect to continue to grow through the remainder of 2009, on the strength of our service revenues and as our new products gain traction in the market. We expect Operational EBITDA to grow in the range of 11% to 20% to produce between $120 and $130 million on low single-digit revenue growth during 2009.”

Transaction Highlights

As previously announced, on April 28, 2009, Iridium and GHL Acquisition Corp. (AMEX:GHQ), or GHL Acquisition, amended the transaction proposed by the two companies on September 23, 2008. The amendment revised the total consideration payable to Iridium owners to reflect changes in equity market valuations since the parties entered the original transaction agreement. The companies anticipate that the deal will close in the coming months, pending the completion of regulatory approvals and approval by GHL Acquisition shareholders.

In connection with the transaction, GHL Acquisition has retained Deutsche Bank as a financial advisor.

Separately, Banc of America Securities LLC (BofA), together with its affiliates, agreed to sell all of the approximately 3.7 million GHL Acquisition warrants that it owns to GHL

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Acquisition for an aggregate consideration of approximately $1.8 million, subject to the closing of the transaction between GHL Acquisition and Iridium. GHL Acquisition may, subject to market conditions, engage in various open-market and privately negotiated transactions in its common stock and warrants, such as this transaction with BofA.

GHL Acquisition further announced that BofA has agreed to reduce the amount of its deferred underwriting compensation by approximately $8.2 million.

Growth Highlights

Iridium reported growth over the prior year quarter in commercial service revenue and subscribers, as well as growth in government services revenue.

Commercial

Combined commercial voice and data traffic in the markets that Iridium serves, including maritime, aviation and land mobile, grew 11.5% for the first quarter of 2009 compared to the same period in 2008. This included growth in voice traffic of 7.1% and growth in data traffic of 23.2% during the quarter, as compared to the same quarter in 2008.

“Despite the economy, ships are sailing and Iridium is one of the most cost-effective communications options available to them – especially in industries such as fishing,” said Don Thoma, executive vice president, marketing, Iridium. “Maritime continues to represent great opportunity for Iridium, and crew calling remains a bright spot with particularly strong growth for first quarter 2009 over the first quarter of last year. Recently introduced products like Go-Chat pre-paid calling cards for crew usage, coupled with targeted promotions, are helping to drive usage in this important customer base.”

“We are also encouraged by what we are hearing from the market as we have begun the roll out of Iridium OpenPort®, our innovative global marine satellite communication system,” added Thoma. “Iridium OpenPort has generated positive feedback from the hundreds of units that are now deployed. Iridium OpenPort is a more attractive alternative in terms of hardware, installation and service costs and is extremely timely in the current economic climate.”

Commenting on the aviation industry, Thoma said, “Iridium also continued to make progress in this growing market. Despite widely reported softening in usage in the business jets market, Iridium strength in aviation during the first quarter was driven by usage by petroleum service helicopters, air transport, medevacs and other specialized aviation installations.”

In addition to strong commercial voice and data growth, Iridium’s machine-to-machine (M2M) short-burst data subscribers nearly doubled in the first quarter of 2009 in comparison to the first quarter 2008, and Iridium experienced 72.7% growth in service revenue over the prior

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year quarter. Iridium’s benefit to our customer’s bottom line is particularly evident in the growing diversity of Iridium-based M2M applications in the market.

“Iridium is now moving more than one million data messages per day through its network,” said Greg Ewert, executive vice president, global distribution channels, Iridium. “Applications such as asset monitoring add quantifiable value and represent cost-saving solutions to a wide array of diverse industries.”

Government

Iridium service revenue from its contracts with the U.S. Department of Defense (DoD) grew 31.2% for the first quarter of 2009 compared to the first quarter of 2008, including from Iridium’s Enhanced Mobile Satellite Services (EMSS) contract with the Defense Information Services Agency and the company’s contract for support of the DoD’s dedicated Iridium gateway.

“Iridium’s innovative technology advancements continue to make our government customers safer and more mission effective,” said retired USAF Lt. Gen. John Campbell, executive vice president, government programs, Iridium. “Iridium helps meet the communications needs of government agencies around the world, and we continue to experience growing demand for services as the DoD uses Iridium M2M services to track assets deployed in or moved among various theaters.” Several Iridium Value-Added Resellers, such as NAL Research and Impeva Labs, have ongoing programs to assist in the tracking of military assets in transit.

The U.S. government also continues to invest in new Iridium applications such as Netted Iridium, the company’s push-to-talk capability, which is under development. Netted Iridium is being used today on a test basis by soldiers in-theater for improved “over-the-horizon” tactical communications capability, and Iridium anticipates being able to supply production units under contract by the end of next quarter.

Update on Iridium NEXT

Planning for Iridium’s next-generation satellite network, Iridium NEXT, is on track, and the company plans to begin deployment of the new constellation in 2014. In the coming months, the company expects to conclude the competitive selection of either Lockheed Martin or Thales Alenia Space to be the Iridium NEXT prime contractor. Iridium NEXT will be designed to seamlessly replace the current constellation with new satellites, providing enhanced capabilities, higher data speeds and greater bandwidth while maintaining Iridium’s unique attributes of low-latency, global coverage. It also will offer the potential for new data services and applications

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and the unprecedented opportunity to affordably host secondary payloads on Iridium’s global constellation.

1Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with U.S. GAAP, Iridium discloses operational EBITDA, which is a non-GAAP financial measure and management believes it is the most comparable measure to GAAP net income. Operational EBITDA represents earnings before interest; income taxes; depreciation and amortization; Iridium NEXT (second-generation system development) revenue and expenses; and expenses associated with the proposed transaction with GHL Acquisition. Additionally, Operational EBITDA does not include the impact of purchase accounting and other transaction-related adjustments that will be reflected in the post-transaction performance. Operational EBITDA does not represent and should not be considered an alternative to GAAP measurements, such as net income, and the company’s calculations thereof may not be comparable to similarly entitled measures reported by other companies.  Management uses operational EBITDA to manage the company’s business including preparation of its annual operating budget, financial projections and compensation plans.

The company uses operational EBITDA as a supplemental measure for operating performance because, by eliminating interest, taxes, depreciation and amortization, transaction expenses and Iridium NEXT revenue and expenses, the company believes it is a useful measure across time in evaluating the company’s performance. The company believes that operational EBITDA is also useful to investors because like measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, operational EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the company’s operations. Because operational EBITDA does not account for these expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company’s management does not view operational EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance. Iridium’s calculations of operational EBITDA may also differ from the calculation of operational EBITDA or like measures by its competitors and other companies and, as such, their utility as comparative measures is limited.  Included in this release is a reconciliation of net income (loss) to operational EBITDA.

Conference Call Information

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Iridium and GHL Acquisition will host a conference call for analysts, investors and other interested parties on June 3, 2009 at 8:30 a.m. Eastern Time (ET) to discuss this earnings release. To participate, please call the toll-free number (866) 481-9047 (U.S. callers only) or, from outside the U.S., (706) 902-1870. The passcode for the live call is 12985109. For those unable to participate in the live call, a replay of the call will be available for 30 days toll-free at (800) 642-1687 (U.S. callers only), or at (706) 645-9291 (callers outside the U.S.). The passcode for the replay is 12985109. To help ensure the conference begins in a timely manner, please dial in five minutes prior to the scheduled start time.

Forward-Looking Statements

This press release contains, and Iridium’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with GHL Acquisition, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

Iridium’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, Iridium undertakes no obligation to update forward-looking statements.

About Iridium Satellite

Iridium Satellite LLC (www.iridium.com) is the only mobile satellite service (MSS) company offering coverage over the entire globe. The Iridium constellation of low-earth orbiting (LEO) cross-linked satellites provides critical voice and data services for areas not served by terrestrial communication networks. Iridium’s subscriber growth has been driven by increasing

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demand for reliable, global communications. Iridium serves commercial markets through a worldwide network of hundreds of distributors, and provides services to the U.S. DoD, and other U.S. and international government agencies. The company’s customers represent a broad spectrum of industry, including maritime, aeronautical, government/defense, public safety, utilities, oil/gas, mining, forestry, heavy equipment and transportation. Iridium has launched a major development program for its next-generation satellite constellation, Iridium NEXT, which will result in continued and new Iridium MSS offerings. The company is headquartered in Bethesda, Md. and is currently privately held.

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Consolidated Historical Financial Data

	Three Months Ended
	March 31,
Statement of Operations Data:	2008	2009

Total revenue	74,300	75,789
Total operating expenses	(52,838)	(61,364)
Operating profit	21,462	14,425
Total other income / expense	(4,740)	(4,707)
Net income	16,722	9,718

	As of
	December 31,	March 31,
Balance Sheet Data:	2008	2009

Total current assets	101,355	115,589
Total assets	190,569	203,037
Total members' deficit	(62,230)	(51,467)

Reconciliation of Net Income to Operational EBITDA

	Three Months Ended
	March 31,
	2008	2009

Net income	$16,722	$9,718
Interest expense	5,169	4,622
Interest income	(435)	17
Depreciation and amortization	2,968	3,675
Non-recurring transaction expenses	236	697
Iridium NEXT expenses	1,663	8,841
Operational EBITDA	$26,323	$27,570

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